UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2010

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On February 25, 2010, Tier Technologies, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Discovery Equity Partners, L.P. (“Discovery Equity Partners”), Discovery Group I, LLC (“Discovery Group I”), Daniel J. Donoghue (“Mr. Donoghue”), and Michael R. Murphy (“Mr. Murphy,” and collectively with Discovery Equity Partners, Discovery Group I, Mr. Donoghue, and their respective affiliates, “Discovery Group”), relating to, among other things, the Company’s 2010 annual meeting of stockholders (the “Annual Meeting”).  Set forth below is a summary of the material terms of the Agreement, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.  The following summary does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Pursuant to the Agreement:

•
The Company agreed, among other things, to (i) reduce the size of the Board of Directors of the Company (the “Board”) from nine to seven members, effective as of the date of the Annual Meeting, (ii) separate the roles of Chairman and Chief Executive Officer of the Company following the Annual Meeting, (iii) pay Discovery Group $175,000 to reimburse Discovery Group for fees and expenses incurred in connection with the Company’s 2009 annual meeting of stockholders, at which Mr. Donoghue and Mr. Murphy were elected to the Board, and (iv) accelerate the vesting of unvested restricted stock units issued to Mr. Donoghue and Mr. Murphy, such acceleration to be effective upon the expiration of the term of Mr. Murphy and Mr. Donoghue as a director.

•
Discovery Group agreed, among other things, that (i) Discovery Group will not nominate, for election to the Board at the Annual Meeting, any of the individuals named in the notice sent by Discovery Group to the Company on January 6, 2010, or any other individuals, and will not conduct any solicitation of proxies in connection with the Annual Meeting, and (ii) Discovery Group will cause all of the shares of the Company’s common stock beneficially owned by Discovery Group as of the record date for the Annual Meeting to be voted in favor of each of the Board’s nominees for election to the Board at the Annual Meeting.

On February 25, 2010, the Board nominated the following individuals, each of whom is currently serving as a director of the Company, for election to the Board at the Annual Meeting:  Charles W. Berger, John J. Delucca, Morgan P. Guenther, Philip G. Heasley, David A. Poe, Ronald L. Rossetti, and Zachary F. Sadek.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement relating to its Annual Meeting.  The proxy statement will contain important information about the Company and the matters to be acted upon at the meeting.  Investors and security holders are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of these documents from the Company by contacting Tier Technologies Inc., attention: Keith Omsberg, Corporate Secretary, 10780 Parkridge Boulevard, 4th floor, Reston, Virginia, 20191, telephone: (571) 382-1000.

The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with its 2010 annual meeting of stockholders.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009, as amended, which is on file with the SEC, as well as its upcoming proxy statement for the 2010 annual meeting (when available).  To the extent there have been changes in the Company’s directors and executive officers since the filing of the Form 10-K, as amended, such changes have been reported on Current Reports on Form 8-K filed with the SEC.  To the extent holdings of Company securities by the Company’s directors and named executive officers have changed since the amounts shown in the Form 10-K, as amended, such changes have been or will be reflected on Statements of Change in Beneficial Ownership on Form 4 or Form 5 filed with the SEC.

Item 7.01.  Regulation FD Disclosure.

On March 1, 2010, the Company issued a press release regarding the Agreement.  A copy of such release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.2 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
	By:	/s/ Ronald W. Johnston
	Name:	Ronald W. Johnston
	Title:	Chief Financial Officer
Date: March 1, 2010

Exhibit Index

Exhibit No	Description
99.1	Agreement dated February 25, 2010 among Discovery Equity Partners, L.P., Discovery Group I, LLC, Daniel J. Donoghue, and Michael R. Murphy and Tier Technologies, Inc.
99.2	Press release issued March 1, 2010 by Tier Technologies, Inc.